UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 26, 2025, Lineage Cell Therapeutics, Inc. (“we,” “us,” “our,” the “Company,” or “Lineage”) issued a press release announcing that it entered into a multi-year research collaboration agreement with William Demant Invest 2 Aps (“WDI”) to advance the preclinical development of Lineage’s auditory neuronal cell transplant program, ReSonanceTM (ANPI), for the treatment of hearing loss. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and in Exhibit 99.1 to this report is being furnished and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 22, 2025, Lineage and WDI entered into a research collaboration agreement (the “RCA”) to advance the preclinical development of Lineage’s auditory neuronal cell transplant program, ReSonance (ANPI), for the treatment of hearing loss (the “Project”). WDI will fund up to $12 million in research collaboration costs over the approximate three-year term of the RCA. The main objective of the RCA is for the parties to complete a preclinical phase achieving readiness to potentially progress to human clinical trials under one or more separate clinical agreements, the terms of which would be negotiated in good faith before the expiration of the RCA.

All intellectual property owned by a party prior to the date of the RCA will remain their sole and exclusive property. The parties will jointly own all results, data, reports, know-how and patent(s) conceived or otherwise generated in the course of and resulting from the Project (the “Project Results”), other than discoveries or developments relating to Lineage's prioprietary platform technology.

If a party (the “abandoning party”) informs the other party (the “continuing party”) that it will not continue the research with the other party under a clinical agreement, the continuing party may purchase the abandoning party’s ownership interest in the intellectual property resulting from the Project for exploitation for the treatment of hearing loss and a license to the abandoning party’s background intellectual property to the extent necessary for such exploitation for an amount and on terms to be determined by the mutual agreement of the parties, and if such mutual agreement is not reached, by an independent third-party.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	August 26, 2025	By:	/s/ George A. Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary